                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  /_/

Check the appropriate box:

/_/  Preliminary Proxy Statement

/_/ Confidential, for Use of the Commission Only as permitted by Rule 14a-6(e)(2))

/X/  Definitive Proxy Statement

/_/  Definitive Additional Materials

/_/ Soliciting Material Pursuant to section.240.14a-11(c) or section.240.14a-12

                           FIRST ESSEX BANCORP, INC.
                 (Name of Registrant as Specified In Its Charter)

                                 NOT APPLICABLE
                    (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/_/  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1)   Title of each class of securities to which transaction applies:

2)   Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)   Proposed maximum aggregate value of transaction:

5)   Total fee paid:

/_/  Fee paid previously with preliminary materials.

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

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                                                                  April 2, 2002

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of First Essex Bancorp, Inc. (the "Corporation") to be held on Thursday, May 2, 2002, at 10:00 a.m., local time, at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts.

        The Annual Meeting has been called for the purpose of electing three Class III Directors, each for a three-year term, approving the First Essex Bancorp, Inc. 2002 Stock Incentive Plan (the "2002 Plan") and considering and voting upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on March 13, 2002 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting.

        THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE THREE NOMINEES OF THE BOARD OF DIRECTORS AS DIRECTORS OF THE CORPORATION AND "FOR" THE APPROVAL OF THE 2002 PLAN.

        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                Very truly yours,


                                LEONARD A. WILSON
                                CHAIRMAN AND CHIEF EXECUTIVE
                                OFFICER

            CORPORATE HEADQUARTERS:71 Main Street, Andover, MA 01810
                           - Telephone (978) 681-7500

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                            FIRST ESSEX BANCORP, INC.

                                 71 MAIN STREET
                          ANDOVER, MASSACHUSETTS 01810
                            TELEPHONE: (978) 681-7500

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       TO BE HELD ON THURSDAY, MAY 2, 2002

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of First Essex Bancorp, Inc. (the "Corporation") will be held on Thursday, May 2, 2002, at 10:00 a.m., local time, at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts, for the purpose of considering and acting upon:

        1. The election of three Class III Directors each for a three-year term; and

        2. The approval of the First Essex Bancorp, Inc. 2002 Stock Incentive Plan; and

        3. Such other business as may properly come before the meeting and any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on March 13,2002 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

        In the event there are not sufficient votes with respect to the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

                                By Order of the Board of Directors,


                                WILLIAM F. BURKE
                                SECRETARY
Andover, Massachusetts
April 2, 2002


        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

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                            FIRST ESSEX BANCORP, INC.

                                 71 MAIN STREET
                          ANDOVER, MASSACHUSETTS 01810
                            TELEPHONE: (978) 681-7500

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON THURSDAY, MAY 2, 2002

        This Proxy Statement is being furnished to stockholders on or about April 2, 2002 in connection with the solicitation of proxies by the Board of Directors of First Essex Bancorp, Inc. (the "Corporation") for use at the
Annual Meeting of Stockholders of the Corporation to be held on Thursday, May 2, 2002, at 10:00 a.m., local time, at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts, and any adjournments or postponements thereof (the "Annual Meeting").

        At the Annual Meeting, the stockholders of the Corporation will be asked to consider and vote upon the following matters:

        1. To elect three Class III Directors each for a three-year term, each such term to continue until the 2005 annual meeting and until each such Director's successor is duly elected and qualified; and,

        2. To approve the First Essex Bancorp, Inc. 2002 Stock Incentive Plan; and,

        3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

        The Notice of Annual Meeting, Proxy Statement and proxy card are first being mailed to stockholders of the Corporation on or about April 2, 2002, in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on March 13, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only holders of common stock of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 7,597,910 shares of the Corporation's common stock, par value $0.10 per share ("Common Stock"), outstanding and entitled to vote at the Annual Meeting and 1,004 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record for each matter properly submitted at the Annual Meeting.

        The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the shares present and voting is necessary to elect a nominee as a Director of the Corporation. The affirmative vote of a majority of the shares present or represented by proxy and voting with the respect to the matter is required to approve the 2002 Plan. Abstentions and broker non-votes will have no effect on the outcome of the election of Directors. Abstaining from voting on the 2002 Plan will have the same effect as voting against the proposal. However, broker non-votes will not be included in the calculation of shares voting with respect to the 2002 Plan and will therefore have no effect on the outcome. Votes will be tabulated by the Corporation's transfer agent, Equiserve Trust Company.

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        STOCKHOLDERS OF THE CORPORATION ARE REQUESTED TO COMPLETE, DATE, SIGN
  AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED BY THE CORPORATION AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. IF INSTRUCTIONS ARE NOT GIVEN THEREIN, PROPERLY EXECUTED PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR LISTED IN THIS PROXY STATEMENT AND "FOR" THE APPROVAL OF THE 2002 PLAN. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THE ELECTION OF DIRECTORS AND THE APPROVAL OF THE 2002 PALN WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

        Any properly completed proxy may be revoked at any time before it is voted by giving written notice of such revocation to the Secretary of the Corporation, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

                ANNUAL REPORT TO STOCKHOLDERS; OTHER INFORMATION

        The Annual Report of the Corporation, including financial statements for the fiscal year ended December 31, 2001 ("fiscal 2001"), is being mailed to stockholders of the Corporation concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation material.

        STOCKHOLDERS OF RECORD ON MARCH 13, 2002 WILL RECEIVE A PROXY STATEMENT AND THE CORPORATION'S 2001 ANNUAL REPORT TO STOCKHOLDERS, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHICH CONTAINS DETAILED FINANCIAL INFORMATION CONCERNING THE CORPORATION. ADDITIONAL COPIES OF THE ANNUAL REPORT AND FORM 10-K ARE AVAILABLE UPON WRITTEN REQUEST, WITHOUT CHARGE. PLEASE SUBMIT ANY SUCH WRITTEN REQUEST TO WILLIAM F. BURKE, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, FIRST ESSEX BANCORP, INC., 71 MAIN STREET, ANDOVER, MASSACHUSETTS 01810.

                                     GENERAL

        First Essex Bancorp, Inc., a Delaware corporation, is the holding company for First Essex Bank (the"Bank").

                      PROPOSAL ONE - ELECTION OF DIRECTORS

        The Board of Directors of the Corporation currently consists of nine members and is divided into three classes, all of which have three members. Directors serve for three-year terms with one class of Directors being elected by the Corporation's stockholders at each annual meeting.

        At the Annual Meeting, three Class III Directors will be elected to serve until the 2005 annual meeting and until their successors are duly elected and qualified. The Board of Directors has nominated Thomas S. Barenboim, William
L. Lane, and Robert H. Watkinson to serve as Class III Directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as Directors of each of the nominees. Each of the nominees has agreed to stand for election and to serve if elected as a Director. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other persons as the Board of Directors may recommend.

        THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT THE CORPORATION'S STOCKHOLDERS VOTE FOR THE ELECTION OF THE THREE NOMINEES OF THE BOARD OF DIRECTORS AS DIRECTORS OF THE CORPORATION.

                                       2
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INFORMATION REGARDING DIRECTORS AND NOMINEES

        The following table sets forth certain information as of March 15, 2002 concerning each Director of the Corporation, including the three Class III Directors who have been nominated for re-election at the Annual Meeting, based on information furnished by them to the Corporation.

                                                                                  DIRECTOR
                             NAME                                      AGE        SINCE (1)
        --------------------------------------                         ---        ---------
        CLASS I - TERM TO EXPIRE 2003
        Frank J. Leone, Jr. .................................          62             1973
        Robert H. Pangione ..................................          66             1982
        Brian W. Thompson ...................................          55             1998

        CLASS II - TERM TO EXPIRE 2004
        Augustine J. Fabiani ................................          71             1981
        Walter W. Topham ....................................          63             1981
        Leonard A. Wilson, Chairman .........................          62             1989


        CLASS III - TERM TO EXPIRE 2002
        Thomas S. Barenboim *................................          46             1996
        William L. Lane *....................................          61             1977
        Robert H. Watkinson  *...............................          61             1983

----------
   *    Nominee for election.

  (1) The Bank converted from mutual to stock form in December, 1986, and the Corporation was simultaneously formed to be the holding company for the Bank. All Directors of the Corporation were first elected on, and have served as Directors since, December 17, 1986, except Messrs. Wilson, Barenboim, and Thompson who were elected to the Board effective as of February 16, 1989, March 21, 1996, and September, 1998 respectively. The year listed in the table is the year in which the named individual became a Trustee of the Bank (prior to its conversion from mutual to stock form) or a Director of the Corporation. All Directors are also Directors of the Bank.

        The principal occupation and business experience during at least the last five years for each Director of the Corporation is set forth below. Information regarding Mr. Wilson and Mr. Thompson is set forth under the heading "Executive Officers."

        THOMAS S.  BARENBOIM  is  President  and owner of Clark
Chrysler-Plymouth Jeep Eagle, Robert's Chrysler Plymouth, Thames Ford-Mercury, and I.T. Robert's Auto Body.

        AUGUSTINE J. FABIANI is retired; he was formerly Division Personnel Manager of Massachusetts Electric Co. in North Andover, Massachusetts.

        WILLIAM L. LANE is President of Valley Regional Health System, Inc. and its subsidiary corporations, Holy Family Hospital, Inc., Valley Regional Support Services, Inc., Valley Regional Ventures, Inc. and Holy Family Hospital Foundation, Inc.. The principal business of these corporations is to provide acute hospital service. Mr. Lane has been the Chief Executive Officer of this entity since 1971.

        FRANK J. LEONE, JR. is a partner in Leone Realty Trust, commercial real estate. He was formerly President of F.J. Leone Furniture Co., Inc., a furniture store located in Methuen, Massachusetts.

                                       3
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        ROBERT H.  PANGIONE is  President  of  MacDonald and Pangione Insurance
Agency, Inc. in North Andover, Massachusetts, and R.C. BriggsInsurance Agency, Inc. in Amesbury, Massachusetts.

        WALTER W. TOPHAM is a partner of Topham, Fardy & Co., Certified Public Accountants, located in Andover, Massachusetts.

        ROBERT H. WATKINSON is a consultant to the Massachusetts Statewide Emergency Telecommunications Board (SETB) in Reading, Massachusetts. Previously, He was Executive Director of SETB. He was formerly a Managing Director of NYNEX, at its facility in Boston.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

        The Board of Directors of the Corporation held 13 meetings during fiscal 2001. During fiscal 2001, each of the incumbent Directors attended at least 75% of the total number of meetings of the Board and of the committees of which he was a member.

        The Corporation's Board of Directors has four standing committees: an Executive Committee, an Audit Committee, a Compensation/Nominating Committee, and a Community Reinvestment Act (CRA) Committee.

        EXECUTIVE COMMITTEE. The members of the Executive Committee are Messrs. Leone, Pangione, Topham, Watkinson and Wilson. During fiscal 2001, the Executive Committee of the Corporation met 10 times. The Executive Committee is vested with authority of the Board in most matters between meetings of the Board.

        AUDIT COMMITTEE. The members of the Audit Committee are Messrs. Barenboim, Lane, Topham and Watkinson, all of whom are "independent" as defined in Rule 4200(a)(14) of the NASD listing standards. The members of the Audit Committee of the Corporation also serve as members of the Audit Committee of the Bank. During fiscal 2001, the Audit Committee of the Corporation met four times. The Audit Committee reviews the financial statements of the Corporation and the scope of the annual audit, monitors the Corporation's internal financial and accounting controls and recommends to the Board of Directors the appointment of independent certified public accountants. The Committee has adopted a written charter, a copy of which was included as an Appendix to the proxy statement for the Company's 2001 Annual Meeting of Shareholders.

        COMPENSATION/NOMINATING COMMITTEE. The members of the Compensation /Nominating Committee are Messrs. Barenboim, Fabiani, Lane, Pangione and Wilson (ex officio). The members of the Compensation/Nominating Committee of the Corporation also constitute the Compensation/Nominating Committee of the Bank. During fiscal 2001, the Compensation/Nominating Committee of the Corporation met three times. The Compensation/Nominating Committee recommends the compensation levels, positions and titles of officers and employees of the Corporation to the Board of Directors. The members of the Compensation/Nominating Committee also serve as the Option Committee under the Corporation's 1987 Stock Option Plan (the "1987 Stock Plan") and 1997 Stock Incentive Plan (the "1997 Stock Plan" and, together with the 1987 Stock Plan, the "Stock Plans"). The Compensation/Nominating Committee recommends nominees for election as Directors of the Corporation. The Compensation/Nominating Committee will consider nominees for Director recommended by stockholders for the 2003 Annual Meeting. If any stockholder desires to make such a recommendation, the name or names of the persons recommended should be timely submitted in writing together with supporting information with respect to the qualifications and experience of such persons and the other information required by the Corporation's By-laws. See "Submission of Stockholder Proposals for 2003 Annual Meeting."

                                       4
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        COMMUNITY  REINVESTMENT  ACT (CRA)  COMMITTEE.  The  members  of the CRA
Committee are Messrs. Leone and Watkinson. During fiscal 2001, the CRA Committee met two times.

        During fiscal 2001, Directors of the Corporation who are not employees of the Corporation received $750 for each Board of Directors meeting they attended. Members of the Executive Committee, the Audit Committee, the Compensation/Nominating Committee, and the CRA Committee also received $750 for each committee meeting they attended. The Directors also received an annual retainer of $12,500 payable in cash on a quarterly basis. No such fees are paid to Directors who are also employees of the Corporation. The Directors of the Corporation are also the Directors of the Bank. No additional fees or retainers are paid to any Director for serving on the Bank's Board of Directors or any committee thereof.

            PROPOSAL TWO - APPROVAL OF THE 2002 STOCK INCENTIVE PLAN

        The Board of Directors of the Corporation has adopted the 2002 Plan, subject to the approval by the stockholders. Under the Internal Revenue Code (the "Code"), stockholder approval is necessary for stock options relating to the shares issuable under the 2002 Plan to qualify as incentive stock options under Section 422 of the Code. In addition, Nasdaq rules (the "Nasdaq Rules") require stockholder approval of the 2002 Plan. Approval for purposes of the Code and the Nasdaq Rules will require the affirmative vote of a majority of the shares of Common Stock present or represented at the meeting and voting on the 2002 Plan. The full text of the 2002 Plan as adopted by the Board of Directors is printed as Appendix A. The following is a summary of some of its provisions.

        The 2002 Plan will be administered by the Stock Incentive Plan Committee (the "Plan Committee") of the Board of Directors consisting of all members of the Compensation Committee who qualify both as "Non-employee Directors" within the meaning of Section 16b-3 under the Exchange Act and as "Outside Directors" within the meaning of Section 162(m) of the Internal Revenue Code. The Plan Committee will select the individuals to whom awards are granted and will determine the terms of each award, subject to the provisions of the 2002 Plan. Awards may be granted under the 2002 Plan to officers, directors and employees. As of February 28, 2002, seven directors (excluding Mr. Wilson and Mr. Thompson, who are also officers of the Bank) and approximately 89 officers and 197 non-officer employees were eligible to participate in the 2002 Plan.

        The 2002 Plan authorizes the grant of (i) options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options"), as defined in Section 422 of the Code, (ii) options that do not so qualify ("Nonqualified Options"), (iii) shares of stock at no cost or at a purchase price set by the Plan Committee, subject to restrictions and conditions determined by the Plan Committee, (iv) unrestricted shares of stock at prices set by the Plan Committee, (v) rights to acquire shares of Common Stock upon attainment of performance goals specified by the Plan Committee, and (vi) rights to receive cash payments based on measured by appreciation in the market price of the Common Stock ("Stock Appreciation Rights"). Up to 375,000 shares of Common Stock (subject to adjustment upon certain changes in the capitalization of the Corporation) may be issued pursuant to awards granted under the 2002 Plan. In no event may any Plan participant be granted awards with respect to more than 100,000 shares of Common Stock in any calendar year.

        No Incentive Options may extend for more than ten years from the date of grant (five years in the case of an optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any parent or subsidiary ("greater-than-ten-percent -stockholders")). The exercise price of all Options granted under the 2002 Plan must be at least equal to

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the fair market value ofthe Common Stock on the date of grant (110% of fair market value in the case of an Incentive Option granted to a greater-than-ten-percent-stockholder). The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to the Incentive Options which first become exercisable by an employee or officer in any calendar year may not exceed one hundred thousand dollars ($100,000). Options are non-transferable except by will or by the laws of descent or distribution and are exercisable, during the optionee's lifetime, only by the optionee.

        Options generally may not be exercised (i) after termination of the optionee's employment or directorship either voluntarily or by the Corporation for cause, (ii) three months after termination of the optionee's employment or directorship with the Corporation without cause or by retirement in accordance with the Corporation's retirement policies, (iii) 180 days following the optionee's termination of employment or directorship with the Corporation by reason of disability, or (iv) one year following the optionee's termination of employment or directorship with the Corporation by reason of death. In all cases, however, the Plan Committee has the discretion to extend the exercise date. Payment of the exercise price of the shares subject to the option may be made (i) in cash or by certified or bank check or other instrument acceptable to the Plan Committee for an amount equal to the option price for such shares, (ii) with the consent of the Plan Committee, in the form of shares of Common Stock having a fair market value equal to the option price of the such shares, (iii) with the consent of the Plan Committee, by the optionee delivering to the Corporation a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation cash or a check payable and acceptable to the Corporation to pay the purchase price, provided that the optionee and the broker comply with any procedures and enter into any agreements prescribed by the Plan Committee as a condition of such payment procedure, (iv) with the consent of the Plan Committee, by reducing the number of option shares otherwise issuable to the optionee upon exercise of the option by a number of shares of Common Stock having a fair market value equal to such aggregate exercise price, or (v) by any other means which the Plan Committee determines are consistent with the purpose of the 2002 Plan and with applicable laws and regulations.

        At the discretion of the Plan Committee, options granted under the 2002 Plan may include a so-called "reload' feature pursuant to which an optionee exercising an option by the delivery of a number of shares of Common Stock would automatically be granted an additional option (with an exercise price equal to the fair market value of the Common Stock on the date the additional option is granted and with the same expiration date as the original option being exercised, and with such other terms as the Plan Committee may provide) to purchase that number of shares of Common Stock equal to the number delivered to exercise the original option.

        In the event of a change of control, as defined in the 2002 Plan, (i) the time for exercise of all unexercised and unexpired awards will be automatically accelerated, effective as of the effective time of the change in control )or such earlier date as may be specified by the Plan Committee) and
(ii) after the effective time of the change of control, all unexercised awards will remain outstanding and will be exercisable in full for shares of Common Stock or, if applicable, for shares of such securities, cash or property as the holders of shares of Common Stock received in connection with the change of control.

        FEDERAL INCOME TAX INFORMATION WITH RESPECT TO THE 2002 PLAN. The grantee of a Nonqualified Option recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a Nonqualified Option, the difference between the fair market value of the underlying shares of Common Stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair value becomes the basis for the underlying shares which will used in computing any capital gain or loss upon disposition of such shares. Subject to certain limitations, the Corporation may deduct for the year of exercise an amount equal to the amount recognized by the option holder as ordinary income upon exercise of a Nonqualified Option. The grantee of an Incentive Option recognizes no income for federal income tax purposes on the grant thereof. Except as provided below with respect to the alternative minimum tax, there is no tax upon exercise of an Incentive Option. If no disposition of shares acquired upon exercise of the Incentive Option is made by the option holder within two years from the date of grant of the Incentive Option or within one year after exercise of the Incentive Option, any gain realized by the option holder on the subsequent sale of such shares is treated as a long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such periods, the difference between the lesser of the value of the underlying shares at the date of exercise or at the date of sale and the exercise price of the Incentive Option is treated as compensation to the employee taxable as ordinary income and excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares are held for more than one year). The excess of the fair market value of the underlying shares over the option price at the time of exercise of an Incentive Option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit which may be carried forward indefinitely to be used as a credit against regular tax liability in a later year; however, the minimum tax credit can not reduce the regular tax below the alternative minimum tax for that carryover year. In connection with the sale of the shares covered by Incentive Options, the Corporation is allowed a deduction for tax purposes only to the extent, and at the time, the option holder receives ordinary income (for example, by reason of the sale of shares by the holder of an Incentive Option within two years to the date of the granting of the Incentive Option or one year after the exercise of the Incentive Option), subject to certain limitations on the deductibility of compensation paid to executives.

        Unless authority to do so has been limited in a proxy, it is the intention of the persons named as proxies to vote the shares represented by the proxy FOR the approval of the 2002 Plan.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE 2002 STOCK INCENTIVE PLAN.

REPORT OF THE AUDIT COMMITTEE

        THE INFORMATION SET FORTH IN THE FOLLOWING REPORT IS NOT "SOLICITING MATERIAL" AND IS NOT "FILED" WITH THE FDIC OR SUBJECT TO REGULATION 14A UNDER, OR THE LIABILITIES OF SECTION 18 OF, THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY REQUESTS THAT THE INFORMATION BE TREATED AS SOLICITING MATERIAL OR SPECIFICALLY INCORPORATES IT BY REFERENCE INTO A DOCUMENT FILED UNDER THE SECURITIES EXCHANGE ACT OF 1934.

March 20, 2002

To the Board of Directors of First Essex Bancorp, Inc.:

        We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2001.

        We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committee, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

        Based upon the reviews and discussion referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

          ROBERT H. WATKINSON, Chairman
          THOMAS S. BARENBOIM
          WILLIAM L. LANE
          WALTER W. TOPHAM

EXECUTIVE OFFICERS

        The names and ages of all executive officers of the Corporation and the principal occupation and business experience during at least the last five years for each are set forth below as of March 15, 2002.

        LEONARD A. WILSON became Chairman and Chief Executive Officer of the Corporation and the Bank on September 12, 1998. Mr. Wilson was President and Chief Executive Officer of the Corporation from May 1989 to September 1998, and President and Chief Executive Officer of the Bank from February 1989 to September 1998. Mr. Wilson also served as Executive Vice President of the Corporation from February 1989 to May 1989. Mr. Wilson was previously employed, since 1966, by various commercial banking subsidiaries of Shawmut Corporation in various management and executive positions. Mr. Wilson was Chairman of the Board and/or President and Chief Executive Officer for various subsidiaries of Shawmut Corporation from 1977 to 1989. Mr. Wilson is 62 years old.

        BRIAN W. THOMPSON became President and Chief Operating Officer of both the Corporation and the Bank in September 1998. At the same time, he was also elected to the Board of Directors of both the Corporation and the Bank. From December 1996 until September 1998 Mr. Thompson served as Executive Vice President of the Corporation and Executive Vice President for Commercial Banking of the Bank. Prior to joining the Corporation, Mr. Thompson was President and Chief Executive Officer of Finest Financial Corp. and its subsidiary, Pelham Bank and Trust Company, from October 1995 until its acquisition by the Corporation in December 1996. Prior to joining Finest Financial Corp., Mr. Thompson was Executive Vice President of Peoples Bancorp and Peoples Bank of Worcester from 1991 to 1995 with responsibility for commercial banking activities. He was also employed by Shawmut National Corporation serving as President of a number of banking subsidiaries and in other various executive, management and lending activities for 23 years. Mr. Thompson is 55 years old.

        WILLIAM F. BURKE became Executive Vice President of the Corporation and the Bank in December, 2000. He became Chief Financial Officer of the Corporation and the Bank in October, 1998. He became Senior Vice President of the Corporation and the Bank in April 1993. In addition, Mr. Burke currently holds the positions of Secretary of the Corporation and Secretary of the Bank to which he was named in May 1996 and August 1994, respectively. Mr. Burke was Vice President of the Corporation and the Bank from June 1992 to April 1993. Mr. Burke was previously employed by Shawmut National Corporation in various management capacities from 1975 to 1992. Mr. Burke is 53 years old.

        JOHN M. DIGAETANO became Executive Vice President of the Corporation and Executive Vice President for Consumer Banking of the Bank in October 1992. Mr. DiGaetano was previously employed by Shawmut National Corporation as its President of Shawmut Arlington Trust Company from 1989 to 1991. Previously Mr. DiGaetano was Executive Vice President of Consumer Banking for Arlington Trust Company from 1984 to 1989. In these positions, Mr. DiGaetano was responsible for branch administration, consumer sales, marketing and consumer lending. He was employed by Arlington Trust Company in various other capacities from 1961 through 1984. Mr. DiGaetano is 58 years old.

        WAYNE C. GOLON became Executive Vice President of the Corporation and Executive Vice President for Operations and Systems of the Bank in July 1995. Mr. Golon was previously employed by Shawmut National Corporation as its Senior Vice President and Division Head of Cash Management and Deposit Operations from 1992 to 1995. Prior to 1992, Mr. Golon held a variety of management positions in Operations within Shawmut National Corporation. Mr. Golon is 53 years old.

        Each officer of the Corporation holds his office for one year and until his successor is elected and qualified or until his earlier resignation or removal.

EXECUTIVE COMPENSATION

        SUMMARY COMPENSATION TABLE

        The following summary compensation table sets forth information concerning compensation for services rendered in all capacities awarded to, earned by or paid to the Corporation's Chief Executive Officer and the four other most highly compensated executive officers serving on December 31, 2001 whose compensation exceeded $100,000 during fiscal 2001 (the "Named Executive Officers").

                                                                      LONG-TERM
                                                                     COMPENSATION
                                                                       AWARDS
                                                                     -----------
                                           ANNUAL COMPENSATION       SECURITIES
                                           -------------------       UNDERLYING    ALL OTHER
                                            SALARY        BONUS       OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR        ($)(1)       ($)(1)       (#)(2)        ($)(3)
---------------------------     ----       -------      --------     ----------  -------------
Leonard A. Wilson               2001      $383,985      $157,434         25,000       $668,802
  Chairman and Chief            2000       362,250       159,390         25,000        863,812
  Executive Officer             1999       345,000       138,000         25,000        258,527

Brian W. Thompson               2001       250,800       102,828         17,500        139,763
  President and Chief           2000       232,200       102,168         17,500        123,445
  Operating Officer             1999       215,000        86,000         17,500          3,200

William F. Burke                2001       165,500        54,615         10,000          3,400
  Executive Vice                2000       154,666        52,586         10,000          3,400
  President and Chief           1999       136,272        41,600         10,000          3,200
  Financial Officer

John M. DiGaetano               2001       165,000        51,150         10,000          3,400
  Executive Vice                2000       155,000        52,700         10,000          3,400
  President                     1999       145,200        43,560         10,000          3,200

Wayne C. Golon                  2001       176,400        54,684         10,000          3,400
  Executive Vice                2000       166,400        56,576         10,000          3,400
  President                     1999       160,000        48,000         10,000          3,200

----------

    (1) Perquisites and other personal benefits paid to each Named Executive Officer in each instance aggregated less than 10% of the total annual salary and bonus set forth in the columns entitled "Salary" and "Bonus" for each Named Executive Officer, and accordingly, are omitted from the table as permitted by the rules of the Securities and Exchange Commission.

    (2) Represents options granted in each of fiscal 1999, fiscal 2000 and fiscal 2001. During fiscal 1999, fiscal 2000 and fiscal 2001, the Corporation did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts to any of the executive officers.

    (3) All Other Compensation includes payments by the Corporation of premiums for term life insurance in fiscal 1999, fiscal 2000 and fiscal 2001 on behalf of Mr. Wilson in the amounts of $3,327, $3,513 and $3,722, respectively, and for Mr. Thompson in the amounts of $0, $875, and $875, respectively. Accruals to Executive Salary Continuation Agreements in fiscal 1999, fiscal 2000 and fiscal 2001 for Mr. Wilson of $252,000, $856,899 and $661,680, respectively, and Mr. Thompson, of $0, $119,170, and $135,488, respectively. The amounts reported also include Corporation matching contributions pursuant to the 401(k) Plan for fiscal 1999, fiscal 2000 and fiscal 2001, respectively, for the benefit of the named individuals. Such contributions were made in shares of Common Stock, valued as follows: Mr. Wilson, $3,200, $3,400 and $3,400; Mr. Thompson, $3,200, $3,400 and $3,400; Mr. Burke $2,670, $3,400, and
        $3,400; Mr. DiGaetano, $3,200, $3,400 and $3,400; and Mr. Golon, $3,200,
        $3,400 and $3,400.

STOCK OPTIONS GRANTED IN FISCAL 2001

        The following table sets forth certain information regarding stock options granted during fiscal 2001 to the Named Executive Officers. The grants reflected in the table were made pursuant to the Corporation's 1997 Stock Plan.

                         INDIVIDUAL GRANTS
                         -----------------
                                                                                   POTENTIAL REALIZABLE
                                                                                     VALUE AT ASSUMED
                                                                                      ANNUAL RATES OF
                    NUMBER OF      % OF TOTAL                                           STOCK PRICE
                    SECURITIES       OPTIONS         EXERCISE                        APPRECIATION FOR
                    UNDERLYING      GRANTED TO          OR                             OPTION TERM
                     OPTIONS       EMPLOYEES IN     BASE PRICE     EXPIRATION          -----------
NAME                GRANTED(#)     FISCAL PERIOD     ($/SHARE)       DATE             5%($)        10%($)
----                --------       -----------       --------      --------         --------       --------
Leonard A. Wilson     25,000             20.41  %    $21.5625      02/08/11         $339,014       $859,127

Brian W. Thompson     17,500             14.29        21.5625      02/08/11          237,309        601,389

William F. Burke      10,000              8.16        21.5625      02/08/11          135,605        343,651

John M. DiGaetano     10,000              8.16        21.5625      02/08/11          135,605        343,651

Wayne C. Golon        10,000              8.16        21.5625      02/08/11          135,605        343,651

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

        The table below sets forth certain information regarding stock options exercised during fiscal 2001 and stock options held at December 31, 2001, by the Named Executive Officers. No stock appreciation rights ("SARS") are outstanding under the Stock Plans.

                                                               NUMBER OF
                                                               SECURITIES                  VALUE OF
                                                               UNDERLYING                 UNEXERCISED
                                                               UNEXERCISED               IN-THE-MONEY
                                                               OPTIONS AT                 OPTIONS AT
                         SHARES                              FISCAL YEAR-END            FISCAL YEAR-END
                       ACQUIRED ON            VALUE            EXERCISABLE/               EXERCISABLE/
NAME                   EXERCISE(#)          REALIZED($)     UNEXERCISABLE (#)        UNEXERCISABLE ($)(1)
----                   -----------          -----------    -----------------         --------------------
Leonard A. Wilson           96,166           $1,611,774      49,778 / 71,356          $505,157 / $867,363

Brian W. Thompson               --                   --     140,049 / 35,001          2,279,840 / 355,948

William F. Burke            24,224              386,925      35,775 / 20,001            508,341 / 203,404

John M. DiGaetano               --                   --      86,999 / 20,001          1,457,831 / 203,404

Wayne C. Golon               4,333               62,787      57,666 / 20,001            719,160 / 203,404

----------

   (1) Calculations based upon the difference between the closing price of the Corporation's Common Stock on December 31, 2001 of $28.18 and the exercise price of the options under the Stock Plans.

PENSION PLAN

       The Bank provides a retirement plan (the "SBERA Plan") for its eligible employees through SBERA, an unincorporated association of savings banks operating within Massachusetts and of other organizations which provide services to or for savings banks. SBERA's sole purpose is to enable the participating employers to provide pensions and other benefits for their employees.

       The following table illustrates annual pension benefits for retirement at age 65 under the most advantageous plan provisions in effect on December 31, 2001.

                                                            ANNUAL PENSION BENEFITS
                                                          BASED ON YEARS OF SERVICE (1)
                                                          -----------------------------
                 AVERAGE                                                                       25 YEARS
               COMPENSATION               10 YEARS          15 YEARS         20 YEARS          AND AFTER
               ------------               --------          --------         --------          ---------
            $  20,000............         $ 2,500            $ 3,750          $ 5,000            $ 6,250

               40,000............           5,167              7,751           10,334             12,918

               60,000............           8,867             13,301           17,734             22,168

               80,000............          12,567             18,851           25,134             31,418

              100,000............          16,267             24,401           32,534             40,668

              120,000............          19,967             29,951           39,934             49,918

              125,000............          20,892             31,338           41,784             52,230

              140,000............          23,667             35,501           47,334             59,168

              150,000............          25,517             38,276           51,034             63,793

              160,000............          27,367             41,051           54,734             68,418

              170,000 (2)........          29,217             43,826           58,434             73,043

              190,000 (2)........          32,917             49,376           65,834             82,293

              210,000 (2)........          36,617             54,926           73,234             91,543

              230,000 (2)........          40,317             60,476           80,634            100,793

              250,000 (2)........          44,017             66,026           88,034            110,043

              270,000 (2)........          47,717             71,576           95,434            119,293

              280,000 (2)........          49,567             74,351           99,134            123,918

        ----------
   (1) The annual pension benefit is computed on the basis of a single life annuity.

   (2) The maximum compensation that may be used to calculate benefits under the retirement plan is $170,000. However, the Company has also entered into Benefit Enhancement Plans ("BEP") for the benefit of Messrs. Burke, DiGaetano and Golon. Under the BEP (which is more fully described below), the Company will provide an additional retirement benefit to these three officers to compensate for benefits that otherwise would be lost due to the limitations imposed on benefits by the Internal Revenue Code of 1986, as amended. The rows of the table for compensation levels in excess of $170,000 show the aggregate pension benefit that these three officers will be entitled to receive, at various compensation levels, under the Pension Plan and the BEP combined.

        The number of estimated credited years of service at age 65 for purposes of the retirement plan for the Named Executive Officers are: Mr.Wilson, 17; Mr. Thompson, 16; Mr. Burke, 22: Mr. DiGaetano, 17; and Mr. Golon, 19.

        The pension benefit described above is funded entirely by contributions of the Bank. The named Executive Officers may also receive benefits under the Executive Salary Continuation Agreements and Benefit Enhancement Plans described below.

EXECUTIVE SALARY CONTINUATION AGREEMENTS; BENEFIT ENHANCEMENT PLANS

        The Corporation and the Bank (which are hereinafter sometimes referred to collectively as the "Employers") have entered into an Executive Salary Continuation Agreement ("SERP") with Mr. Wilson. Under this agreement, Mr. Wilson would be entitled to certain payments following retirement at or after age 62. Mr. Wilson is now 62 years old. Payments under the agreement will equal 65% of the highest annual compensation (including bonuses) received during any of the five years preceding retirement, reduced by a portion of social security benefits payable as well as amounts payable pursuant to other qualified defined benefit pension plans (i.e., the SBERA Plan). The agreement also provides for certain benefits in the event of disability. Additionally, if Mr. Wilson were to die prior to retirement or disability, death benefits provided by this agreement may, in certain circumstances, be payable to his beneficiaries. In connection with this agreement, the Employers may elect to maintain an insurance policy on Mr. Wilson's life. As of the date of this Proxy Statement, the Employers have not elected to do so. Based upon current compensation levels, Mr. Wilson would be entitled to an annual benefit of $291,891.

        The Corporation and the Bank have entered into an Executive Salary Continuation Agreement with Mr. Thompson. Under this agreement, Mr. Thompson would be entitled to certain payments following retirement at or after age 62. Payments under the agreement will equal 65% of the average of the two highest years' annual compensation (including bonuses) received during any of the ten years preceding retirement, reduced by a portion of social security benefits payable as well as amounts payable pursuant to other qualified pension plans (i.e., the SBERA Plan). The agreement also provides for certain reduced payments if Mr. Thompson's employment terminates before age 62, and for certain benefits in the event of disability. Additionally, if Mr. Thompson were to die prior to retirement or disability, death benefits provided by this agreement may, in certain circumstances, be payable to his beneficiaries. In connection with this agreement, the Employers may elect to maintain an insurance policy on Mr. Thompson's life. As of the date of this Proxy Statement, the Employers have not elected to do so. Based upon current compensations levels and assuming retirement at age 62, Mr. Thompson would be entitled to an annual benefit of $71,680.

        Messrs. Wilson's and Thompson's SERPs provide for the funding of a Trust by the Corporation in the event of a Change of Control, as defined therein. This Trust will be funded in the event of a Change of Control with the resources necessary to fulfil the Employers' obligations under the SERP.

        The Employers have entered into Benefit Enhancement Plans ("BEPs") with Messrs. Burke, DiGaetano and Golon. Under the Benefit Enhancement Plans, each officer will be entitled to receive at age 65 an annual benefit equal to the difference between (i) the actual annual retirement benefit payable to the officer under the retirement plans maintained by the Employers (including the SBERA pension plan for employees (see above description) and any defined contribution plans (including any 401(k) plan)), and (ii) the annual retirement benefit which would have been payable to the officer under the retirement plans if his benefit calculation were to disregard the limits imposed by the Internal Revenue Code on (x) the maximum amount of compensation that may be taken into account by a SBERA retirement plan in determining retirement benefits and on (y) the amounts payable to certain participants by a retirement plan. The BEP Agreements provide for certain reduced payments if the officer's employment terminates before age 65 or he dies prior to retirement. The table included above under the heading "Pension Plan" shows the aggregate pension benefit that these three officers will be entitled to receive, at various compensation levels, under the SBERA Plan and the BEP combined.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

        The Employers have entered into amended and restated employment agreements (the "Employment Agreements") with Messrs. Wilson and Thompson. The Employment Agreements provide that such officers will receive annual compensation equal to $403,200 and $268,400, respectively, subject to increases in accordance with the Employers' usual practice.

        Each Employment Agreement is for a three-year term, commencing on January 1, 1997, and is extended daily until notice of non-renewal is given by either the officer or the Employers. Under both of the Employment Agreements, the Employers may terminate the officer's employment at any time for "cause" as defined therein, without incurring any continuing obligations to the officer. If the Employers terminate an officer's employment for any reason other than for "cause", as defined in the Employment Agreement, or if the officer terminates his employment for "good reason", as defined therein, the Employers will remain obligated to provide (a) an amount equal to the sum of such officer's base salary or other compensation earned through the date of termination, plus such officer's PRO RATA share of his highest annual bonus paid during the three fiscal years preceding such termination, plus all accrued vacation and deferred compensation; (b) a lump sum severance benefit equal to three times the officer's highest annual "Total Compensation," as specifically defined therein, during the three preceding fiscal years; (c) benefits as specified in the officer's Employment Agreement for the duration of what otherwise would have been the term of the Employment Agreement and (d) a pension adjustment as specified in the Employment Agreement.

        In addition, the Employers have entered into special termination agreements (the "Special Termination Agreements") with Messrs. Wilson, Thompson, Burke, DiGaetano and Golon. These agreements provide generally that the officer would be entitled to receive certain severance benefits if there is a "Change in Control", as defined therein, of either of the Employers, and if at any time during the three-year period (in the case of Messrs. Wilson and Thompson) or two-year period (in the case of Messrs. Burke, DiGaetano and Golon) following such "Change in Control", (i) either of the Employers were to terminate the officer's employment for any reason other than due to the officer's death, or for "cause", as defined therein, or (ii) the officer were to terminate his employment with either of the Employers following the occurrence of one of the events specified in the agreement, including a significant change in the nature or scope of, or inability to exercise, the officer's responsibilities, authorities, powers, functions or duties; a reduction in such officer's annual base salary or a failure of the Employers to pay compensation due; a significant relocation of the Employers' offices; the termination of or a material reduction in benefits; or the failure of the Employers to obtain a satisfactory agreement from any successor to assume and agree to perform the Special Termination Agreement. The severance benefits payable under the Special Termination Agreements include: an amount equal to the sum of such officer's base salary or other compensation earned through the date of termination, plus such officer's PRO RATA share of his highest annual bonus paid during the three fiscal years preceding such termination, plus all accrued vacation and deferred compensation; and an amount equal to the sum of the current base salary and highest annual bonus paid to the officer during the three fiscal years preceding the termination of employment, multiplied by three in the case of Messrs. Wilson, Thompson and Burke, and multiplied by two in the case of Messrs. DiGaetano and Golon. Additionally, Messrs. Wilson, Thompson and Burke would continue to receive disability and medical benefits for three years after such termination, and the pensions of Messrs. DiGaetano and Golon would be credited with two, and the pension of Mr. Burke would be credited with three, additional years of accrual. In the case of such a termination, Mr. Wilson and Mr. Thompson could elect to receive (in lieu of any benefits due under such officer's Special Termination Agreement) such termination benefits as he may receive under his Employment Agreement.

COMPENSATION/NOMINATING COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Mr.Wilson participated in the deliberations of the Compensation/ Nominating Committee concerning compensation of all executive officers other than himself. No Compensation/Nominating Committee interlocks exist.

COMPENSATION/NOMINATING COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

        The Corporation's executive compensation philosophy is to provide competitive levels of compensation, integrate management's pay with the achievement of the Corporation's performance goals, reward above average corporate performance, recognize individual initiative and achievement, align management's and stockholders' interests in the enhancement of stockholder value through stock and stock option awards, and assist the Corporation in attracting and retaining qualified management.

        Compensation of the Corporation's executive officers currently for fiscal 2001 was composed of three elements: (1) annual base salary, (2) annual performance incentives in the form of cash bonuses under the Corporation's Senior Management Incentive Compensation Plan (the "Incentive Plan") and (3) long-term performance incentives in the form of stock option awards under the Corporation's 1997 Stock Plan.

        In 1996, the Corporation retained Thomas Warren & Associates, Inc. ("Warren") as a compensation consultant to evaluate the Corporation's executive compensation. In its analysis, Warren compared the Corporation's compensation to that of a peer group of eleven Massachusetts banks with assets between $1.0 billion and $2.5 billion (the "Peer Group"). Warren also compared the Corporation's compensation levels to levels for banks located in New England of comparable size and type published by banking associations and other organizations ("Published Data"). The Corporation receives an update of Warren's analysis each fall, and the updated analysis is reflected in the base salary ranges set for fiscal 2001.

        While the Peer Group and the banks discussed in the Published Data are not identical to the banks included in the SNL New England Thrift Index to which the Corporation's stock performance is compared in this Proxy Statement (see "Comparative Performance of the Corporation"), the Compensation/Nominating Committee believes that the compensation information for these groups is comparable since both groups contain many of the same banks, as well as other banks located in New England of comparable size and type.

        Each element of the Corporation's executive compensation, as well as the compensation of the Chief Executive Officer, is discussed separately below.

BASE SALARY

        The fiscal 2001 salaries of the executive officers were established in December 2000 based upon salary ranges determined by the Compensation/Nominating Committee. The Committee established the salary ranges after reviewing Warren's recommendations based upon salaries paid by banks of comparable size and type located in New England.

        The Chief Executive Officer recommends to the Compensation/Nominating Committee the salary level to be paid to each executive officer within the ranges so established based upon corporate and individual performance. The numeric data used to evaluate the performance of the Corporation includes, but is not limited to, return on assets, return on equity, asset growth and quality, operating efficiency ratio, and capital position. Salaries are also based upon a subjective evaluation of the individual performance of the officer and his or her duties and responsibilities. The Compensation/Nominating Committee determines the salary level of the Chief Executive Officer based upon the same criteria.

        Base salaries in fiscal 2001 were established within the salary ranges set by the Compensation/ Nominating Committee. Salaries were generally set within the middle third of the established salary range, reflecting the Compensation/Nominating Committee's belief that the Corporation's Named Executive Officers perform comparable duties and have comparable responsibilities to similarly situated officers at the banks analyzed in determining the salary ranges. These salaries also reflect the continuing improvement in the Corporation's performance and are designed to provide the executive officers with base salaries comparable to officers in the Corporation's Peer Group and the banks analyzed in the Published Data.

CASH BONUSES

        Annual incentives are provided through the grant of cash bonuses pursuant to the Incentive Plan. Incentive compensation paid pursuant to the Incentive Plan is based on both organizational and individual performance, with the exception of incentive compensation for Messrs. Wilson and Thompson which is based solely on organizational performance.

        The Incentive Plan provides that bonuses, calculated as a percent of base salary, may be awarded if the Corporation meets specified performance objectives, measured on the basis of return on equity, budgeted earnings and individual performance.

        In fiscal 2001, the Compensation/Nominating Committee granted cash bonuses to Messrs. Wilson, Thompson, Burke, DiGaetano and Golon totaling $157,434, $102,828, $54,615, $51,150, and $54,684, respectively. These awards reflect the Corporation's achievement of specified performance objectives as provided in the Incentive Plan. Bonuses awarded to Messrs. Burke, DiGaetano and Golon also reflect such officers' attainment of individual performance goals established for 2001.

STOCK OPTIONS

        Long-term incentives are provided through the grant of stock options. The Stock Plans are administered by the Compensation/Nominating Committee, which has the power to determine those individuals to whom options and rights will be granted, the number of shares, the types of options and other terms and conditions of the options and rights. The Stock Plans provide for the granting of both "incentive stock options" and "nonqualified stock options". In addition, the 1997 Stock Plan provides for the granting of unrestricted stock awards, conditioned stock awards, performance share awards and stock appreciation rights. All options granted under the Stock Plans are required to have an exercise price per share equal to at least the fair market value of a share of Common Stock on the date the option is granted and will expire no later than ten years from the date of grant. The 1987 Stock Plan expired on August 4, 1997. Although options remain outstanding, no further options can be granted thereunder.

        In fiscal 2001, the Compensation/Nominating Committee granted stock options to Mr. Wilson and Mr. Thompson totaling 25,000 shares and 17,500 respectively, and 10,000 shares each to Messrs. Burke, DiGaetano and Golon.

DETERMINATION OF THE CHIEF EXECUTIVE OFFICER'S COMPENSATION

       Mr. Wilson's salary, cash bonus, and stock options are determined by the Compensation/Nominating Committee substantially in accordance with the policies described above relating to all executives of the Corporation. In particular, the Compensation/Nominating Committee considered, among other things, the following performance criteria in determining Mr. Wilson's 2001 base salary:

(1) financial performance of the Corporation; (2) selection and management of staff; (3) development of regional business relationships; (4) effective management of bank budgets and asset growth; and (5) development of new opportunities for business expansion. The grant of a cash bonus to Mr. Wilson in fiscal 2001 reflects the Corporation's achievement of certain performance objectives as specified in the Incentive Plan.

        In December 2000, the Compensation/Nominating Committee increased
Mr. Wilson's base salary for fiscal 2001. This salary increase reflects the continuing improvement in the performance of the Corporation, recognizes Mr. Wilson's achievement of certain strategic goals including building an experienced management team, improving asset quality and developing a strategic plan for the Corporation, and ensures that Mr. Wilson's salary will remain comparable to that of other chief executive officers of similarly situated banks.

        THOMAS S. BARENBOIM
        AUGUSTINE J. FABIANI
        WILLIAM L. LANE
        ROBERT H. PANGIONE
        LEONARD A. WILSON (ex officio)

COMPARATIVE PERFORMANCE BY THE CORPORATION

        The chart that follows compares the performance of the Common Stock with
(i) the S&P 500, and (ii) the SNL New England Thrift Index and assumes an investment of $100 on December 31, 1996, in each of the following: (1) the Common Stock of the Corporation; (2) the Stocks comprising the S&P 500 Index; and (3) the Stocks of the SNL New England Thrift Index.

(CHART OF TOTAL RETURN PERFORMANCE]

                                                                  PERIOD ENDING
                                     ------------------------------------------------------------------------------
                INDEX                  12/31/96     12/31/97     12/31/98    12/31/99     12/31/00     12/31/01
-------------------------------------------------------------------------------------------------------------------
First Essex Bancorp, Inc.               100.00       181.91       145.08      120.94       175.91       255.60
S&P 500                                 100.00       133.37       171.44      207.52       188.62       166.22
SNL New England Thrift Index            100.00       185.16       156.25      133.76       163.95       198.65

SOURCE: SNL SECURITIES LC

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        At the close of business on March 13, 2002, there were issued and outstanding 7,597,910 shares of Common Stock entitled to cast 7,597,910 votes. On March 13, 2002, the closing price of the Corporation's Common Stock as reported by The NASDAQ Stock Market was $28.27 per share.

PRINCIPAL STOCKHOLDERS

        The following table sets forth, as of March 13, 2002, the beneficial ownership of Common Stock for (i) each current Director and nominee for re-election as a Director of the Corporation, (ii) each executive officer named in the Executive Compensation table, and (iii) all current directors and executive officers of the Corporation as a group. The Corporation is not aware of any person who owns beneficially more than 5% of the Common Stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of Common Stock issuable by the Corporation pursuant to options which may be exercised within 60 days after March 13, 2002 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by the applicable person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person or entity.

                                                     NUMBER OF SHARES
                                                     OF COMMON STOCK
                                                       BENEFICIALLY      PERCENT
                            NAME                            OWNED(1)    OF CLASS(2)
                            ----                       -------------   ----------
             Thomas S. Barenboim                          45,720         0.56%
             William F. Burke (2)(3)                      63,632         0.78%
             John M. DiGaetano (3)                       107,761         1.32%
             Augustine J. Fabiani (4)                     31,823         0.39%
             Wayne C. Golon (2)(3)                        73,803         0.90%
             William L. Lane (2)                          39,872         0.49%
             Frank J. Leone, Jr. (2)(5)                   57,415         0.70%
             Robert H. Pangione (2)(6)                   114,973         1.40%
             Brian W. Thompson (3)                       178,864         2.18%
             Walter W. Topham (2)(7)                      43,492         0.53%
             Robert H. Watkinson (2)                      43,048         0.53%
             Leonard A. Wilson (2)(3)                    203,014         2.48%
             All Directors and Officers as a           1,003,416        12.25%
             group (12 persons)
             (1)(3)(4)(5)(6)(7)

        ----------

   (1) The amounts set forth above as beneficially owned include shares of Common Stock which such beneficial owner had the right to acquire within 60 days of March 13, 2002 under options previously granted pursuant to the 1987 Stock Plan and/or the 1997 Stock Plan in the following amounts:
        Mr. Barenboim, 33,500 shares; Mr. Burke, 45,775; Mr. DiGaetano, 71,999 shares; Mr. Fabiani, 18,000 shares; Mr. Golon, 43,666 shares; Mr. Lane, 29,000 shares; Mr. Leone, 28,000 shares; Mr. Pangione, 23,000 shares; Mr. Thompson, 178,864 shares; Mr. Topham, 26,000 shares; Mr. Watkinson, 31,000 shares; Mr. Wilson, 83,569 shares; and all of the Directors and Officers as a group, 591,058 shares. The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.

   (2) Indicates that such person shares voting or investment power as to all or a portion of such shares. The number of shares as to which each person shares voting or investment power is as follows: Mr. Burke, 14,500; Mr. Golon, 28,000 shares; Mr. Lane, 5,552 shares; Mr. Leone, 29,290 shares; Mr. Pangione, 12,825 shares; Mr. Topham, 2,457 shares; Mr. Watkinson, 3,000 shares; Mr. Wilson, 64,500 shares.

   (3) Includes shares allocated to the account of such persons under the 401(k) Plan in the following amounts: Mr. Burke, 3,357; Mr. DiGaetano, 6,577 shares; Mr. Golon, 2,137 shares; Mr. Thompson 5,710 shares and Mr. Wilson, 14,945 shares; and all of the Directors and Officers as a group, 32,725 shares.

   (4) Includes 1,595 shares owned by a trust of which Mr. Fabiani is the trustee and the beneficiary.

   (5) Includes 29,290 shares owned by a trust of which Mr. Leone is a trustee and a beneficiary.

   (6) Includes 35,000 shares owned by Mr. Pangione's wife. Mr. Pangione disclaims beneficial ownership of the shares owned by his wife.

   (7)  Includes 43 shares owned jointly by Mr. Topham's wife and daughter.

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

        As a matter of policy, the Bank makes loans to Directors, officers and employees of the Corporation or the Bank within the limitations set by law, provided that such loans are on the same terms and conditions as offered to any other borrower. All loans that have been obtained by the Directors, officers and employees of the Corporation or the Bank were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features to the Bank. All loans to Directors or officers must be approved by the Board of Directors.

        From time to time the Bank has purchased various services and products in the ordinary course of its business from various companies owned or operated by, or employing, certain of its Directors. Such transactions have been entered into on terms no less favorable to the Bank than would have been available from unrelated third parties.

                            EXPENSES OF SOLICITATION

        The Corporation will pay the entire expense of soliciting proxies for the Annual Meeting. D.F. King & Co., Inc. has been retained to assist in the solicitation of proxies and will be compensated in the amount of $1,500 plus reasonable out-of-pocket expenses. In addition to such solicitation and solicitation by use of the mails, certain Directors, officers and regular employees of the Corporation and the Bank (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

        Section 16(a) of the Exchange Act requires the Corporation's directors and executive officers and any persons who own more than 10% of the Corporation's Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes of ownership of Common Stock. Such persons are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. During 2001, a director of the Corporation, Mr. Leone, engaged in a purchase of shares of the Corporation's Common Stock. In addition, Mr.Lane, a Director of the Corporation, made a charitable donation of the Corporation's Common Stock. Both of these transactions should have been, but were not, reported on Form 4; such transactions were reported on Form 5.

                          NOTICE OF 2003 ANNUAL MEETING

        Notice is hereby given that the 2003 Annual Meeting of Stockholders of First Essex Bancorp, Inc. will be held on Thursday, May 1, 2003, unless stockholders are notified otherwise.

           SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

        In order to be eligible for inclusion in the Corporation's proxy statement and form of proxy for the annual meeting scheduled to be held in May 2003, stockholder proposals must comply with SEC rule 14a-8 and any other applicable rules and must be delivered to the Corporation's principal executive offices at least 120 days prior to the anniversary date of mailing of this Proxy Statement. This Proxy Statement was mailed on or about April 2, 2002, so the date by which proposals are required to be received under Rule 14a-8 will be December 3, 2002.

        In addition, the By-laws of the Corporation provide that any proposals or Director nominations submitted by stockholders that will not be included in the Proxy Statement for an annual meeting may still be presented for action at such annual meeting if such proposal is filed with the Secretary of the Corporation at least 75 days, but not more than 120 days, before the anniversary of the previous year's annual meeting (the "Anniversary Date"). However, if the annual meeting is scheduled for a date more than seven days before the Anniversary Date, stockholder proposals or nominations must be received by the Corporation before the later of (i) 20 days after public disclosure of the date for the annual meeting or (ii) the 75th day before the annual meeting. If next year's annual meeting is held as scheduled, proposals or nominations must be received not earlier than January 2, 2003, but not later than February 16, 2003, and any proposal or nomination submitted after February 16, 2003 will be untimely. The By-laws contain a number of other substantive and procedural requirements which should be reviewed by any interested stockholder. Any proposals should be mailed to: Secretary, First Essex Bancorp, Inc., 71 Main Street, Andover, Massachusetts 01810.

                             INDEPENDENT ACCOUNTANTS

        Arthur Andersen LLP served as the independent public accountants for the Corporation for fiscal 2001. No firm of independent public accountants has been selected for 2002. Representatives of Arthur Andersen LLP will be present at the meeting and will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

        The fees billed for services rendered to the Company by Arthur Andersen LLP for the year 2001 were as follows:


        Audit Fees                                                     $ 146,000
        Financial Information Systems Design and Implementation Fees   $     ---
        All Other Fees                                                 $  60,000

        The Audit Committee has considered the non-audit services provided by Arthur Andersen LLP and has concluded that the provision of these services is compatible with Arthur Andersen's independence.

                                  OTHER MATTERS

        The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU
ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                                                      APPENDIX A

                            FIRST ESSEX BANCORP, INC.
                            2002 STOCK INCENTIVE PLAN

     SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS.

     The name of the plan is the First Essex Bancorp, Inc. 2002 Stock Incentive Plan (the "PLAN"). The purpose of the Plan is to encourage and enable the officers, directors and employees of First Essex Bancorp, Inc. (the "COMPANY") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

     The following terms shall be defined as set forth below:

     "ACT" means the Securities Exchange Act of 1934, as amended.

     "AWARD" or "AWARDS", except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Conditioned Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Stock Appreciation Rights.

     "BOARD" means the Board of Directors of the Company.

     "CAUSE" means personal dishonesty with respect to the Company, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order.

     "CHANGE OF CONTROL" shall have the meaning set forth in Section 15.

     "CODE" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

     "COMMITTEE" shall have the meaning set forth in Section 2.

     "CONDITIONED STOCK AWARD" means an Award granted pursuant to Section 6.

     "DISABILITY" means disability as set forth in Section 22(e)(3) of the Code.

     "EFFECTIVE DATE" shall have the meaning set forth in Section 17.

     "ELIGIBLE PERSON" shall have the meaning set forth in Section 4.

     "FAIR MARKET VALUE" on any given date means the closing price per share of the Stock on the trading day immediately preceding such date as reported by the NASDAQ Stock Market or another nationally recognized stock exchange, or, if the Stock is not listed on such an exchange, the fair market value of the Stock as determined by the Committee.

     "INCENTIVE STOCK OPTION" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

     "NON-EMPLOYEE DIRECTOR" means any director who: (i) is not currently an officer of the Company or an Affiliate, or otherwise currently employed by the Company or an Affiliate, (ii) does not receive compensation, either directly or indirectly, from the Company or an Affiliate, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K promulgated by the SEC, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K, and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of Regulation S-K.

     "NON-QUALIFIED STOCK OPTION" means any Stock Option that is not an Incentive Stock Option.

     "NORMAL RETIREMENT" means retirement from active employment with the Company and its Subsidiaries in accordance with the retirement policies of the Company and its Subsidiaries then in effect.

     "OPTION" or "STOCK OPTION" means any option to purchase shares of Stock granted pursuant to Section 5.

     "OUTSIDE DIRECTOR" means any director who (i) is not an employee of the Company or of any "affiliated group," as such term is defined in Section 1504(a) of the Code, which includes the Company (an "Affiliated Group Member"), (ii) is not a former employee of the Company or any Affiliated Group Member who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company's or any Affiliated Group Member's taxable year, (iii) has not been an officer of the Company or any Affiliated Group Member and (iv) does not receive remuneration from the Company or any Affiliated Group Member, either directly or indirectly, in any capacity other than as a director. "Outside Director" shall be determined in accordance with Section 162(m) of the Code and the Treasury regulations issued thereunder.

     "PERFORMANCE SHARE AWARD" means an Award granted pursuant to Section 8.

     "STOCK" means the Common Stock, $0.10 par value per share, of the Company, subject to adjustments pursuant to Section 3.

     "STOCK APPRECIATION RIGHT" means an Award granted pursuant to Section 9.

     "SUBSIDIARY" means a subsidiary as defined in Section 424 of the Code.

     "UNRESTRICTED STOCK AWARD" means Awards granted pursuant to Section 7.

     SECTION 2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS.

     (a) COMMITTEE. The Plan shall be administered by a committee of the Board (the "Committee") consisting of all members of the Compensation Committee of the Company (not less than two (2) persons) who qualify as both an Outside Director and a Non-Employee Director (each as defined above), but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not an Outside Director nor a Non-Employee Director. Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof.

     (b) POWERS OF COMMITTEE. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

          (i) to select the officers and other employees of the Company and its Subsidiaries to whom Awards may from time to time be granted;

          (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Conditioned Stock, Unrestricted Stock, Performance Shares and Stock Appreciation Rights, or any combination of the foregoing, granted to any one or more participants;

          (iii)  to determine the number of shares to be covered by any Award;

          (iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards; PROVIDED, HOWEVER, that no such action shall adversely affect rights under any outstanding Award without the participant's consent; and PROVIDED FURTHER, HOWEVER, that the Committee shall have no authority to change the exercise or purchase price of any Award after the initial grant of the Award;

          (v) to accelerate the exercisability or vesting of all or any portion of any Award;

          (vi) subject to the provisions of Section 5(a)(ii), to extend the period in which any outstanding Stock Option or Stock Appreciation Right may be exercised, provided, however, that such modification of an Incentive Stock Option may cause the option to fail to satisfy the incentive stock option requirements of the Code and may not be effected without the consent of the holder;

          (vii) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

          (viii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

     All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

     SECTION 3. SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION.

     (a) SHARES ISSUABLE. The maximum number of shares of Stock with respect to which Awards (including Stock Appreciation Rights) may be granted under the Plan shall be three hundred seventy five thousand (375,000). For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company or otherwise terminated (other than by exercise) shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan so long as the participants to whom such Awards had been previously granted retained no benefits of ownership of the underlying shares of Stock to which the Award related. Likewise, if any Option is exercised by the delivery of a number of shares of Stock, either actually or by attestation, to the Company as full or partial payment in connection with the exercise of an Option under this or any prior plan of the Company, only the number of shares of Stock issued net of the shares of Stock delivered shall be deemed issued for purposes of determining the maximum number of shares of Stock available for issuance under the Plan. Subject to such overall limitation, any type or types of Award may be granted with respect to shares, including Incentive Stock Options. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

     (b) LIMITATION ON AWARDS. In no event may any Plan participant be granted Awards with respect to more than 100,000 shares of Stock in any calendar year. The number of shares of Stock relating to an Award granted to a Plan participant in a calendar year that is subsequently forfeited, cancelled or otherwise terminated shall continue to count toward the foregoing limitation in such calendar year. In addition, if the exercise price of an Award is subsequently reduced, the transaction shall be deemed a cancellation of the original Award and the grant of a new one so that both transactions shall count toward the maximum shares issuable in the calendar year of each respective transaction.

     (c) STOCK DIVIDENDS, MERGERS, ETC. In the event that after approval of the Plan by the stockholders of the Company in accordance with Section 17, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Section 3(a) and Section 3(b) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 15.

     (d) SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation (collectively, "MERGER"). The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Shares which may be delivered under such substitute awards may be in addition to the maximum number of shares provided for in Section 3(a).

     SECTION 4. ELIGIBILITY.

     Awards may be granted only to directors, officers or other key employees of the Company or its Subsidiaries ("ELIGIBLE PERSONS").

     SECTION 5. STOCK OPTIONS.

     Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

     No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the Effective Date.

     (a) GRANT OF STOCK OPTIONS. The Committee in its discretion may determine the effective date of Stock Options, PROVIDED, HOWEVER, that grants of Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, employees of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and the terms and conditions of Section 13 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

          (i) EXERCISE PRICE. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than one hundred ten percent (110%) of Fair Market Value on the grant date.

          (ii) OPTION TERM. The term of each Stock Option shall be fixed by the Committee but no Incentive Stock Option shall be exercisable more than ten (10) years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

          (iii) EXERCISABILITY; RIGHTS OF A SHAREHOLDER. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

          (iv) METHOD OF EXERCISE. Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

                 (A) In cash, by certified or bank check or other instrument acceptable to the Committee;

                 (B) If permitted by the Committee, in its discretion, in the form of "mature" shares of Stock (as defined in the Financial Accounting Standards Board's Emerging Issues Task Force Issue 84-18 ("Issue 84-18")) that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or by delivering

                 (C) If permitted by the Committee, in its discretion, by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; PROVIDED that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. The Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or

                 (D) If permitted by the Committee, in its discretion, by reducing the number of option shares otherwise issuable to the optionee upon exercise of the option by a number of shares of Stock having a Fair Market Value equal to such aggregate exercise price (it being understood that this alternative will be available only if the optionee holds sufficient "mature" shares as defined in Issue 84-18);

                 (E) By any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Committee) which the Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations.

     The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

          (v) NON-TRANSFERABILITY OF OPTIONS. Except as otherwise may be provided in this Section 5(a)(v) or in an option agreement governing an Option granted under the Plan, no Stock Option shall be transferable other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee. The Committee may, however, in its sole discretion, permit transferability or assignment of a Non-Qualified Stock Option if such transfer or assignment is, in its sole determination, for valid estate planning purposes and such transfer or assignment is permitted under the Code and Rule 16b-3 under the Exchange Act. For purposes of this Section 5(a)(v), a transfer for valid estate planning purposes includes, but is not limited to: (a) a transfer to a revocable inter-vivos trust as to which the participant is both the settlor and trustee, (b) a transfer for no consideration to: (i) any member of the participant's Immediate Family,
     (ii) any trust solely for the benefit of members of the participant's Immediate Family, and (iii) any partnership whose only partners are members of the participant's Immediate Family, or (iv) any limited liability corporation or corporate entity whose only members or equity owners are members of the Participant's Immediate Family. For purposes of this Section 5(a)(v), "IMMEDIATE FAMILY" includes, but is not necessarily limited to, a Participant's parents, spouse, children, grandchildren and great-grandchildren. Nothing contained in this Section 5(a)(v) shall be construed to require the Committee to give its approval to any transfer or assignment of any Non-Qualified Stock Option or portion thereof, and approval to transfer or assign any Non-Qualified Stock Option or portion thereof does not mean that such approval will be given with respect to any other Non-Qualified Stock Option or portion thereof. The transferee or assignee of any Non-Qualified Stock Option shall be subject to all of the terms and conditions applicable to such Non-Qualified Stock Option immediately prior to the transfer or assignment and shall be subject to any conditions proscribed by the Committee with respect to such Non-Qualified Stock Option.

          (vi) ANNUAL LIMIT ON INCENTIVE STOCK OPTIONS. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which incentive stock options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year exceeds $100,000 said excess shall be treated as a Non-Qualified Stock Option.

          (vii) FORM OF SETTLEMENT. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

     (b) RELOAD OPTIONS. At the discretion of the Committee, Options granted under Section 5(a) may include a so-called "reload" feature pursuant to which an optionee exercising an option (the "ORIGINAL OPTION") by the delivery of a number of shares of Stock in accordance with Section 5(a)(iv)(B) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with the same expiration date as the original Option being exercised, and with such other terms as the Committee may provide) to purchase that number of shares of Stock equal to the number delivered to exercise the Original Option; provided, however, that the grant of such additional Option shall be subject to the availability of shares of Stock under the Plan at the time of the exercise of the Original Option.

     SECTION 6. CONDITIONED STOCK AWARDS.

     (a) NATURE OF CONDITIONED STOCK AWARD. The Committee in its discretion may grant Conditioned Stock Awards to any Eligible Person. A Conditioned Stock Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("CONDITIONED STOCK"). Conditions may be based on continuing employment and/or achievement of pre-established performance goals and objectives. In addition, a Conditioned Stock Award may be granted to an employee by the Committee in lieu of a cash bonus due to such employee pursuant to any other plan of the Company.

     (b) ACCEPTANCE OF AWARD. A participant who is granted a Conditioned Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Conditioned Stock in such form as the Committee shall determine.

     (c) RIGHTS AS A SHAREHOLDER. Upon complying with Section 6(b) above, a participant shall have all the rights of a shareholder with respect to the Conditioned Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Conditioned Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Conditioned Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

     (d) RESTRICTIONS. Shares of Conditioned Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by (or termination of services with) the Company and its Subsidiaries for any reason (including death, Disability, Normal Retirement and for Cause), the Company shall have the right, at the discretion of the Committee, to repurchase shares of Conditioned Stock with respect to which conditions have not lapsed at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant's legal representative. The Company must exercise such right of repurchase or forfeiture within ninety (90) days following such termination of employment or service (unless otherwise specified, in the written instrument evidencing the Conditioned Award).

     (e) VESTING OF CONDITIONED STOCK. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Conditioned Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such preestablished performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Conditioned Stock and shall be deemed "vested." The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 13, amend any conditions of the Award.

     (f) WAIVER, DEFERRAL AND REINVESTMENT OF DIVIDENDS. The written instrument evidencing the Conditioned Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

     SECTION 7. UNRESTRICTED STOCK AWARDS.

     (a) GRANT OR SALE OF UNRESTRICTED STOCK. The Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the Plan ("UNRESTRICTED STOCK") at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

     (b) RESTRICTIONS ON TRANSFERS. The right to receive unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

     SECTION 8. PERFORMANCE SHARE AWARDS.

     (a) NATURE OF PERFORMANCE SHARES. A Performance Share Award is an award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any Eligible Person including those who qualify for awards under other performance plans of the Company. The Committee in its discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; PROVIDED, HOWEVER, that the Committee may rely on the performance goals and other standards applicable to other performance-based plans of the Company in setting the standards for Performance Share Awards under the Plan. The purchase price of a Performance Share Award shall be not less than one hundred percent (100%) of Fair Market Value on the date of the award.

     (b) RESTRICTIONS ON TRANSFER. Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

     (c) RIGHTS AS A SHAREHOLDER. A participant receiving a Performance Share Award shall have the rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Committee).

     (d) TERMINATION. Except as may otherwise be provided by the Committee at any time prior to termination of employment, a participant's rights in all Performance Share Awards shall automatically terminate upon the participant's termination of employment by the Company and its Subsidiaries for any reason (including death, Disability, Normal Retirement and for Cause).

     (e) ACCELERATION, WAIVER, ETC. At any time prior to the participant's termination of employment, the Committee may in its sole discretion accelerate, waive or, subject to Section 13, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

     SECTION 9. STOCK APPRECIATION RIGHTS.

     (a) The Committee in its discretion may grant Stock Appreciation Rights to any Eligible Person (i) alone, (ii) simultaneously with the grant of a Stock Option and in conjunction therewith or in the alternative thereto or
(iii) subsequent to the grant of a Non-Qualified Option and in conjunction therewith or in the alternative thereto.

     (b) The exercise price per share of a Stock Appreciation Right granted alone shall be determined by the Committee. A Stock Appreciation Right granted simultaneously with or subsequent to the grant of a Stock Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Stock Option, shall be transferable only upon the same terms and conditions as the related Stock Option, and shall be exercisable only to the same extent as the related Stock Option; PROVIDED, HOWEVER, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Stock exceeds the exercise price per share thereof.

     (c) Upon any exercise of a Stock Appreciation Right which has been issued in conjunction with a Stock Option, the number of shares of Stock for which any related Stock Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right shall have been exercised. The number of shares of Stock with respect to which a Stock Appreciation Right shall be exercisable shall be reduced upon any exercise of any related Stock Option by the number of shares for which such Option shall have been exercised. Any Stock Appreciation Right shall be exercisable upon such additional terms and conditions as may from time to time be prescribed by the Committee.

     (d) A Stock Appreciation Right shall entitle the participant upon exercise thereof to receive from the Company, upon written request to the Company at its principal offices (the "REQUEST"), a number of shares of Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), an amount of cash, or any combination of Stock and cash, as specified in the Request (but subject to the approval of the Committee in its sole discretion, at any time up to and including the time of payment, as to the making of any cash payment), having an aggregate Fair Market Value equal to the product of (i) the excess of Fair Market Value, on the date of such Request, over the exercise price per share of Stock specified in such Stock Appreciation Right or its related Option, multiplied by (ii) the number of shares of Stock for which such Stock Appreciation Right shall be exercised. Notwithstanding the foregoing, the Committee may specify at the time of grant of any Stock Appreciation Right that such Stock Appreciation Right may be exercisable solely for cash and not for Stock.

     (e) Within thirty (30) days of the receipt by the Company of a Request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise such Stock Appreciation Right for cash, the Committee shall, in its sole discretion, either consent to or disapprove, in whole or in part, such Request. A Request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise a Stock Appreciation Right for cash may provide that, in the event the Committee shall disapprove such Request, such Request shall be deemed to be an exercise of such Stock Appreciation Right for Stock.

     (f) If the Committee disapproves in whole or in part any election by a participant to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise such Stock Appreciation Right for cash, such disapproval shall not affect such participant's right to exercise such Stock Appreciation Right at a later date, to the extent that such Stock Appreciation Right shall be otherwise exercisable, or to elect the form of payment at a later date, provided that an election to receive cash upon such later exercise shall be subject to the approval of the Committee. Additionally, such disapproval shall not affect such participant's right to exercise any related Option.

     (g) A Stock Appreciation Right shall be deemed exercised on the last day of its term, if not otherwise exercised by the holder thereof, provided that the fair market value of the Stock subject to the Stock Appreciation Right exceeds the exercise price thereof on such date.

     (h) No Stock Appreciation Right shall be transferable other than by will or by the laws of descent and distribution and all Stock Appreciation Rights shall be exercisable, during the holder's lifetime, only by the holder.

     SECTION 10. TERMINATION OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

     Unless otherwise provided in the applicable agreement pursuant to which the Award was granted,

     (a) STOCK OPTIONS:

          (i) TERMINATION BY DEATH. If any participant's employment or directorship with the Company and its Subsidiaries terminates by reason of death, any Stock Option owned by such participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, for a period of one year from the date of death, or until the expiration of the stated term of the Stock Option, if earlier.

          (ii)   TERMINATION BY REASON OF DISABILITY OR NORMAL RETIREMENT.

                 (A) Any Stock Option held by a participant whose employment or directorship with the Company and its Subsidiaries has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of 180 days from the date of such termination of employment or directorship or until the expiration of the stated term of the Option, if earlier.

                 (B) Any Stock Option held by a participant whose employment or directorship with the Company and its Subsidiaries has terminated by reason of Normal Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of three months from the date of such termination of employment or directorship or until the expiration of the stated term of the Option, if earlier.

                 (C) The Committee shall have sole authority and discretion to determine whether a participant's employment or directorship has been terminated by reason of Disability or Normal Retirement.

                 (D) Except as otherwise provided by the Committee at the time of grant, the death of a participant during a period provided in this
          Section 10(a)(ii) for the exercise of an Stock Option shall extend such period for one year from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

          (iii) TERMINATION VOLUNTARILY OR FOR CAUSE. If any participant's employment or directorship with the Company and its Subsidiaries has been terminated by the optionee voluntarily (other than by reason of Normal Retirement) or by the Company or any of its Subsidiaries for Cause, any Stock Option held by such participant shall immediately terminate at the end of the last day of the optionee's employment or directorship and shall thereafter be of no further force and effect.

          (iv) TERMINATION WITHOUT CAUSE. Unless otherwise determined by the Committee, if a participant's employment or directorship with the Company and its Subsidiaries is terminated by the Company or any of its Subsidiaries without cause, any Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment or directorship, for three months from the last day of the optionee's employment or directorship (or such longer period as the Committee shall specify at any time, it being understood that any Incentive Options that are not exercised by such terminated optionee within three months after such termination shall thereafter become Nonqualified Options) or until the expiration of the stated term of the Option, if earlier.

     (b) OTHER AWARDS. All Awards other than Stock Options granted under the Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine.

     SECTION 11. TAX WITHHOLDING.

     (a) PAYMENT BY PARTICIPANT. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (b) PAYMENT IN SHARES. A Participant may elect, with the consent of the Committee, in its discretion, to have such tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due with respect to such Award. If shares are withheld from an Award in order to satisfy said withholding tax or payroll tax requirements, only the number of Shares with an aggregate Fair Market Value equal to the minimum withholding amount due shall be so withheld.

     SECTION 12. TRANSFER, LEAVE OF ABSENCE, ETC.

     For purposes of the Plan, the following events shall not be deemed a termination of employment:

     (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another;

     (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

     SECTION 13. AMENDMENTS AND TERMINATION.

     The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. However, no such amendment, unless approved by the stockholders of the Company, shall be effective if it would cause the

Plan to fail to satisfy the incentive stock option requirements of the Code, or cause transactions under the Plan to fail to satisfy the requirements of Rule 16b-3 or any successor rule under the Act as in effect on the date of such amendment.

     SECTION 14. STATUS OF PLAN.

     With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

     SECTION 15. CHANGE OF CONTROL PROVISIONS.

     (a) In the event of a Change of Control while unexercised Stock Options, Conditional Stock Awards, Performance Share Awards or Stock Appreciation Rights remain outstanding under the Plan, then (i) the time for exercise of all unexercised and unexpired Awards shall be automatically accelerated, effective as of the effective time of the Change of Control (or such earlier date as may be specified by the Committee), and (ii) after the effective time of such Change of Control, unexercised Stock Options, Conditional Stock Awards, Performance Share Awards or Stock Appreciation Rights shall remain outstanding and shall be exercisable for shares of Stock (or consideration based upon the Fair Market Value of Stock) or, if applicable, for shares of such securities, cash or property (or consideration based upon shares of such securities, cash or property) as the holders of shares of Stock received in connection with such Change of Control.

     (b) "CHANGE OF CONTROL" shall mean the occurrence of any one of the following events:

          (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

          (ii) persons who, as of January 1, 2002, constituted the Company's Board (the "INCUMBENT BOARD") cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to January 1, 2002 whose election was approved by, or who was nominated with the approval of, at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Plan, be considered a member of the Incumbent Board; or

          (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty-five percent (65%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

          (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     SECTION 16. GENERAL PROVISIONS.

     (a) NO DISTRIBUTION; COMPLIANCE WITH LEGAL REQUIREMENTS. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

     No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

     (b) DELIVERY OF STOCK CERTIFICATES. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

     (c) OTHER COMPENSATION ARRANGEMENTS; NO EMPLOYMENT RIGHTS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Subsidiary.

     (d) DELEGATION BY COMMITTEE. The Committee may delegate to the Chief Financial Officer or other officer of the Company the authority to make decisions relating to the exercise of Options or other Awards, including without limitation the authority to permit the holder of an Award to deliver Stock in payment of the exercise price and the authority to permit a holder of an Award to satisfy a tax withholding obligation by authorizing the Company to withhold shares from the shares of Stock to be issued pursuant to an Award

     SECTION 17. EFFECTIVE DATE OF PLAN.

     The Effective Date of the Plan shall be the date of its adoption by the Board of Directors provided that the stockholders of the Company shall have approved the Plan within twelve months following the adoption of the Plan by the Board.

     SECTION 18. GOVERNING LAW.

     This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware without regard to its principles of conflicts of laws.

                                      PROXY

                            FIRST ESSEX BANCORP, INC.

                  71 MAIN STREET, ANDOVER, MASSACHUSETTS 01810

       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 2, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, revoking any proxy heretofore given, hereby constitutes and appoints Leonard A. Wilson, Brian W. Thompson and William F. Burke and each of them, the attorney and proxy of the undersigned, with full power of substitution to vote all shares of common stock of First Essex Bancorp. Inc. (the "Corporation") held of record by the undersigned at the close of business on March 13, 2002, on behalf of the undersigned at the Annual Meeting of Stockholders of the Corporation to be held on Thursday, May 2, 2002 at 10:00 a.m., local time at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts and any adjournments thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting and any adjournments thereof. In their discretion, the proxies are each authorized to vote upon such other business as may properly come before said meeting and any adjournments thereof.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ELECTION OF THE THREE NOMINEES PROPOSED BY THE BOARD OF DIRECTORS AS CLASS III DIRECTORS OF THE CORPORATION, SO THAT A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE.

 SEE REVERSE SIDE        PLEASE EXACTLY AS NAME APPEARS    SIDE SEE REVERSE SIDE
                       HEREON AND DATE ON THE REVERSE AND
                       RETURN YOUR PROXY CARD PROMPTLY IN
                             THE ENCLOSED ENVELOPE.

/X/  PLEASE MARK VOTES AS IN THIS EXAMPLE.

The undersigned hereby acknowledge receipt of a copy of the accompanying Notice of the Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting of Stockholders and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) pursuant to the revocation methods specified in the Proxy Statement.

1. To elect the following three nominees proposed by the Board of Directors as Class III Directors of The Corporation.

     Nominees: (01) Thomas S. Bareuboim, (02) William L. Lane and (03) Robert H. Watkinson

                          FOR                   WITHHELD
              FOR         ALL     / /      / /  FROM ALL
              ALL       NOMINEES                NOMINEES
             EXCEPT
              / /

           ---------------------------------------------------------
           If you wish to withhold your shares from one or two of the nominees, mark the "For All Except" box and write nominee's(s) name(s) on the line above

2.   To approve the First Essex Bancorp, Inc. 2002 Stock Incentive Plan.

              FOR     AGAINST     ABSTAIN
              / /       / /      / /


     MARK HERE IF YOU PLAN TO ATTEND THE MEETING / /

     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /

     Please date and sign exactly as your name appears hereon and return in the enclosed envelope. Where there is more than one holder only one must sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your full title as such. If executed by a corporation, the proxy should be signed by a duly authorized person, stating his or her title or authority.

Signature:               Date:         Signature:               Date:
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